                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





DATE OF REPORT (Date of earliest event reported):  June 15, 1999



                            AMB PROPERTY CORPORATION
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             (Exact name of registrant as specified in its charter)



           MARYLAND                  001-13545                 94-3281941
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(State or other jurisdiction of     (Commission                (IRS Employer
incorporation or organization)      File Number)             Identification No.)



505 MONTGOMERY STREET , SAN FRANCISCO, CA                         94111
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(Address of principal executive offices)                        (Zip code)



                                 (415) 394-9000
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              (Registrant's telephone number, including area code)

Item 5         Other Events.

As reported in a current report on Form 8-K filed on April 8, 1999 and amended on June 9, 1999, on March 9, 1999, AMB Property, L.P., a Delaware limited partnership in which we are the sole general partner, signed a series of definitive agreements with BPP Retail, LLC, a co-investment entity between Burnham Pacific Operating Partnership, L.P. and the California Public Employees' Retirement System, pursuant to which, if fully consummated, BPP Retail, LLC will acquire up to 28 retail shopping centers, totaling approximately 5.1 million square feet, for an aggregate price of $663.4 million. The sale of five of the properties is subject to the consent of our joint venture partners. One of our joint venture partners who holds an interest in three of the properties has indicated that it will not consent to the sale of these properties at this time. As a result, the sale price with respect to the 25 remaining properties, totaling approximately 4.3 million square feet, is approximately $560.4 million. We intend to dispose of these three properties or our interests in the joint ventures through which we hold the properties.

The first closing of the transactions described above occurred on June 15, 1999, pursuant to an Agreement for Purchase and Exchange entered into as of March 9, 1999 by and among AMB Property, L.P., AMB Property II, L.P., Long Gate, L.L.C. and BPP Retail, LLC. Pursuant to the first closing, BPP Retail acquired nine of our retail shopping centers, totaling 1.4 million square feet, for an aggregate price of $207.4 million. We intend to use the proceeds from the first closing to pay approximately $2.7 million in transaction expenses, to repay secured debt of approximately $30.1 million (including prepayment penalties of approximately $3.3 million), to pay approximately $103.5 million in partial repayment of amounts outstanding under our unsecured credit facility, for potential acquisitions and for general corporate purposes. We currently expect the second and third closings to occur on or about July 31, 1999 and December 1, 1999.

In addition, AMB Property, L.P. has entered into a definitive agreement, subject to a financing condition, with Burnham Pacific, pursuant to which, if fully consummated, Burnham Pacific will acquire up to six additional retail centers, totaling approximately 1.5 million square feet, for approximately $284.4 million. Assuming satisfaction or waiver of the financing condition, we currently expect this transaction to close by December 31, 1999.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to the use of proceeds from the first closing of the sale of properties to BPP Retail and the expected sale of the other properties referred to in this report. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The failure of the remaining transactions with BPP Retail and Burnham Pacific to close with respect to some or all of the properties under contract or a significant delay with respect to one or more of the closings could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMB Property Corporation
                                               (Registrant)


Date:   June 15, 1999                   By:       /s/ Michael A. Coke
                                           -------------------------------------
                                             Michael A. Coke
                                             Chief Financial Officer and
                                             Senior Vice President
                                             (Principal Financial and Accounting
                                             Officer)